Exhibit 99.3

Use of Non-GAAP Financial Measures

In addition to financial results calculated in accordance with U.S. generally accepted accounting principles (“GAAP”), information containing non-GAAP financial measures for CareFusion Corporation (the “Company”) was disclosed in Cardinal Health, Inc.’s (“Cardinal Health’s”) news release (the “News Release”) announcing results for the quarter and fiscal year ended June 30, 2009 and in a slide presentation that accompanied a conference call to discuss the Company’s historical proforma results and outlook for its fiscal year ending June 30, 2010. The non-GAAP financial measures disclosed by the Company should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies. The Company has provided reconciliations of the historical non-GAAP financial measures to the most directly comparable historical GAAP financial measures. Management encourages readers to rely upon the GAAP numbers, but includes the non-GAAP financial measures as supplemental metrics to assist readers. Definitions of the non-GAAP financial measures are included in the News Release.

CareFusion adjusted diluted earnings per share. The Company presents the non-GAAP financial measure “adjusted diluted earnings per share.” This non-GAAP financial measure excludes merger integration and restructuring costs (which includes one-time costs associated with the spinoff) and acquired in-process research and development. A restructuring activity is a program whereby the Company fundamentally changes its operations such as closing facilities, moving a product to another location or outsourcing the production of a product. Restructuring activities may also involve substantial re-alignment of the management structure of a business unit in response to changing market conditions. Restructuring charges are recorded in accordance with SFAS No. 146, “Accounting for Costs Associated with Exit or Disposal Activities.” Under SFAS No. 146, a liability is measured at its fair value and recognized as incurred. Acquired in-process research and development (“IPR&D”) costs include the write-off of research and development projects in process at the time of acquisition, which had not yet reached technological feasibility and were deemed to have no alternative future use.

Company management uses this non-GAAP measure to evaluate the Company’s performance. As the Company’s core business is providing healthcare products and services to the healthcare industry, its management finds it useful to use financial measures that do not include charges and gains associated with restructuring activities and integrating acquisitions. While these items may be recurring, Company management believes that these items and charges are not reflective of the day-to-day offering of its products and services and relate more to strategic, multi-year corporate actions, without predictable trends, that may obscure the trends and financial performance of the Company’s core business.

The limitation associated with using this non-GAAP measure is that this measure excludes items that impact the Company’s current period operating results. In most cases, the excluded items include transactions that reflect cash costs to the Company. This limitation is best addressed by using this non-GAAP measure in combination with diluted earnings per share (the most comparable GAAP measure) because the non-GAAP measure does not reflect items that impact current period operating results and may be higher than the most comparable GAAP measure. Company management believes that investors may find it useful to evaluate the components of merger integration and restructuring costs and acquired in-process research and development separately and in the aggregate when reviewing the Company’s performance.